Exhibit 99.906CERT

SECTION 906 CERTIFICATIONS

James E. Ross, President, Chief Executive Officer and Principal Executive Officer; and Mark E. Swanson, Principal Financial Officer, Principal Accounting Officer and Treasurer of SSgA Funds, a Massachusetts Business Trust (the “Registrant”), each certify that:

1.                                      The Registrant’s periodic report on Form N-CSR for the period ended February 28, 2006 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2.                                      The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906 has been provided to SSgA Fundsand will be retained by SSgA Funds and furnished to the Securities and Exchange Commission or its staff upon request.

President, Chief Executive Officer	Principal Financial Officer,
and Principal Executive Officer	Principal Accounting
SSgA Funds	Officer and Treasurer
SSgA Funds

/s/ James E. Ross	/s/ Mark E. Swanson
James E. Ross	Mark E. Swanson

Date: April 24, 2006	Date: April 20, 2006